Exhibit 10.33

ZiLOG, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The ZiLOG, Inc. 2004 Employee Stock Purchase Plan (the “Plan”) is being established for the benefit of employees of the Company and its Designated Parents/Subsidiaries (as defined below). The Plan is intended to provide such employees with a convenient opportunity to purchase common stock of the Company (as defined below) through payroll deductions, to enhance such employees’ sense of participation in the success of the Company and to provide an incentive for continued employment. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code (as defined below).

2. Definitions.

a. “Administrator” shall mean the Board, or to the extent the Board does not administer the Plan, the Committee.

b. “Board” shall mean the Board of Directors of the Company.

c. “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

d. “Change in Control” shall mean (i) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (iii) from and after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

e. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

f. “Committee” shall mean the compensation committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein. To the extent necessary or desirable, such committee shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3 under the Exchange Act.

g. “Company” shall mean ZiLOG, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

h. “Compensation” shall mean the base salary, wages, commissions, overtime pay, shift premiums and bonuses paid in cash by the Employer to an Employee as reported by the Employer for federal income tax purposes, including an Employee’s portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral.

i. “Designated Parent/Subsidiary” shall mean any Parent or Subsidiary of the Company that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations that become a Parent or Subsidiary of the Company after the adoption of the Plan.

j. “Employee” shall mean any employee of the Company or a Designated Parent/Subsidiary, excluding employees whose customary employment is for less than twenty (20) hours per week.

k. “Employer” shall mean, as to any particular Employee, the corporation which employs such Employee.

l. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

m. “Exercise Date” shall mean the last business day of each Purchase Period.

n. “Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Administrator in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, Fair Market Value of a Share on any date shall be the closing sale price reported for such Share on such exchange on such date or, if no sale was reported on such date, then the last day on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, Fair Market Value of a Share on any date shall be the closing sale price reported for such Share on such system on such date or, if no sale was reported on such date, the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but has not been designated as an NMS security, Fair Market Value of a Share on any date shall be the sale price for such Share on the last sale reported for such date.

o. “Fiscal” with respect to any period, shall be such period as determined in accordance with the Company’s accounting calendar.

p. “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968 and any other State securities law.

q. “Offering Date” shall mean the first business day of each Offering Period of the Plan. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

r. “Offering Period” shall mean a twelve (12) month period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 5, or such other period as determined by the Administer pursuant to Section 5.

s. “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

t. “Plan” shall mean the ZiLOG, Inc. 2004 Employee Stock Purchase Plan, as amended from time to time.

u. “Purchase Period” shall mean a three-month period in which payroll deductions may be made for the purchase of Shares under the Plan, as determined pursuant to Section 5, or such other period as determined by the Administrator pursuant to Section 5.

v. “Shares” shall mean shares of the common stock, par value $0.01 per share, of the Company.

w. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

3. Eligibility. Subject to the limitations set forth in Section 4 hereof, any Employee is eligible to participate in the Plan and may elect to participate by satisfying the requirements set forth in Section 6a.

4. Limitation on Shares to be Purchased.

a. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose Shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or of any Subsidiary or Parent of the Company.

b. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value of such Shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as practicable to the Employee without interest.

c. Nothwithstanding any provisions of the Plan to the contrary, no Employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Exercise Date. Not less than thirty (30) days prior to the commencement of any Purchase Period, the Administrator may, in its sole discretion, set a maximum number of Shares which may be purchased by any employee at any single Exercise Date (hereinafter the “Maximum Share Amount”). If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Exercise Dates and Purchase Periods unless revised by the Administrator as set forth above.

5. Offering Periods. Except as provided below, the Plan shall be implemented by four overlapping Offering Periods commencing each fiscal year and the Offering Periods shall consist of the twelve (12) month periods commencing on the first day of each fiscal quarter. While the Plan is in effect, except as provided below, four Purchase Periods shall commence in each fiscal year and the Purchase Periods shall consist of the three fiscal month periods commencing on the first day of each fiscal quarter. Notwithstanding the foregoing, the Administrator shall have the sole discretion to determine the commencement date of the first Offering Period following the Effective Date (as defined in Section 20) of the Plan. The Plan shall continue until terminated in accordance with Section 21 hereof. Notwithstanding the foregoing, subject to Section 21 hereof, the Administrator shall have the power to change the duration and/or the frequency of Offering Periods and/or Purchase Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its date of grant.

6. Participation; Grant of Option on Enrollment; Purchase Price.

a. Participation in the Plan is wholly voluntary. Each eligible Employee may elect to become a participant in the Plan with respect to a particular Offering Period, by filing a subscription agreement with his or her Employer authorizing payroll deductions in accordance with Section 7 hereof and filing it with the Company or the Employer in accordance with the form’s instructions at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offering Period. Once an eligible Employee becomes a participant in an Offering Period, he or she will automatically participate in the next Offering Period pursuant to the previously filed authorization, unless the employee withdraws from the Plan or terminates further participation in an Offering Period as set forth in Section 10. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

b. Enrollment by an eligible Employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Employee an option to purchase Shares on the Exercise Date up to that number of Shares determined by dividing the amount accumulated in such Employee’s payroll deduction account during such Purchase Period by the per Share purchase price, which shall be eighty five percent (85%) of the Fair Market Value of a Share on (i) the Offering Date or (ii) the Exercise date, whichever is lesser; provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the limitations provided under Section 4.

7. Payroll Deductions.

a. Subject to Section 6a hereof, a participant in the Plan may, in accordance with rules and procedures adopted by the Administrator, authorize a payroll deduction of any whole percentage from 1 percent to 15 percent of such participant’s Compensation each pay period (the permissible range within such percentages to be determined by the Administrator from time to time), not to exceed $25,000 per year. A participant may at any time increase or decrease such payroll deduction (including a cessation of payroll deductions), by completing and filing with the Employer a new subscription agreement authorizing a change in payroll deduction rate. Participants shall be limited to one change in their payroll deduction rate per Offering Period, provided that the Administrator may, in its discretion, limit the number of rate changes by a participant during an Offering Period. A change in rate shall be effective as of the next payroll period following the date of filing of the new subscription agreement. All payroll deductions made by a participant shall be credited to such participant’s account under the Plan. No interest shall accrue on the payroll deductions.

b. A participant may withdraw from the Plan as provided in Section 10, which will terminate his or her payroll deductions for the Purchase Period in which such withdrawal occurs. Upon withdrawal from the Plan as provided in Section 10, a participant’s payroll deductions credited to such participant’s account that have not been used to purchase Shares shall be returned to such participant, as provided in Section 10.

8. Exercise of Option.

a. Unless a participant withdraws from the Plan as provided in Section 10 hereof, or unless the Administrator otherwise provides, such participant’s election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole Shares subject to such option will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant’s account as of the Exercise Date. No fractional Shares may be purchased hereunder.

b. Any payroll deductions accumulated in a participant’s account following the purchase of Shares on any Exercise Date that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any additional amounts remaining in a participant’s account following the purchase of Shares on any Exercise Date that are equal to, or in excess of, the amount required to purchase at least one full Share shall be returned to the Participant as soon as practicable following the Exercise Date. During a participant’s lifetime, a participant’s option to purchase Shares hereunder will be exercisable only by the participant.

c. The Shares purchased upon exercise of an option hereunder shall be credited to the participant’s account under the Plan as of the Exercise Date and shall be deemed to be transferred to the participant on such date. Except as otherwise provided herein, the participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the participant’s account.

9. Delivery of Shares.

a. As promptly as practicable after the Exercise Date, the Company shall arrange the delivery to each participant of a certificate representing the Shares purchased upon exercise of his or her option; provided, however, that the Administrator may deliver certificates to a broker or brokers that hold such certificate in a street name for the benefit of each such participant.

b. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, at the election of the participant, in the name of the participant and another person as joint tenants with rights of survivorship or community property.

10. Withdrawal; Termination of Employment.

a. A participant may withdraw from an Offering Period under the plan by giving written notice to the Company at least fifteen (15) days prior to the next occurring Exercise Date.

b. Upon withdrawal from the Plan, the accumulated payroll deductions credited to such participant’s account shall be paid, without interest, to such participant as soon as practicable after receipt of such participant’s notice of withdrawal and such participant’s interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume participation in the Plan during the same Purchase Period, but may participate in any Purchase Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

c. Termination of a participant’s employment for any reason, including retirement, death or failure of a participant to remain an eligible Employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to such participant’s account that have not been used to purchase Shares shall be returned as soon as practicable to such participant or, in the case of such participant’s death, to the person or persons entitled thereto under Section 14 hereof, without interest. For purposes of this Section 10, an Employee will not be deemed to have terminated employment or failed to remain in continuous employ of the Company or a Designated Parent/Subsidiary in the case of sick leave, military leave, or any other leave of absence approved in writing by the Administrator; provided, however, that the leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

11. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a participant in the Plan.

12. Shares. Subject to adjustment as provided in Section 19 hereof, the maximum number of Shares which shall be reserved for purchase by participants under the Plan shall be two million five hundred thousand (1,250,000) Shares. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares to be purchased on the first day of a Purchase Period by all participants exceeds the number of Shares then available under the Plan, the Administrator shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as is practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

13. Administration. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and Section 423 of the Code, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Subject to provisions of the Plan and limitations of Section 423 of the Code, all decisions, determinations and interpretations of the Administrator shall be final and binding on all participants. Except as otherwise provided by the Administrator, each Employer shall be charged with all expenses incurred in connection with administration of the Plan with respect to the Employer’s Employees.

14. Designation of Beneficiary.

a. A participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such participant’s account under the Plan in the event of the participant’s death.

b. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such Shares and/or cash in accordance with applicable laws of descent and distribution.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or as provided in Section 14 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16. No Right to Continued Employment. Nothing in the Plan or in any right granted under the Plan shall confer upon any participant any right to continue in the employ of the Company or any Designated Parent/Subsidiary for any period of specific duration or interfere with or otherwise affect or restrict in any way the rights of the Company or any Designated Parent/Subsidiary or of the participant to terminate his or her employment at any time and for any reason, with or without cause. The adoption and maintenance of the Plan shall not constitute a condition of the employment of any Employee.

17. Use of Funds. All payroll deductions held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the participant’s account (or transferred to the participant) and the remaining cash balance (and refunds), if any.

19. Effect of Change in Capitalization; Change in Control.

a. In the event of a Change in Capitalization, the Administrator shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised.

b. In the event of a Change in Control of the Company, unless otherwise provided by the Administrator, the Offering Periods shall terminate on such date as determined by the Administrator and payroll deductions on such date shall be used to purchase the applicable number of Shares.

20. Effective Date; Term of Plan.

a. The Plan shall be effective as of the date determined by the Company to be the effective date of the Plan (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. No purchase of Shares pursuant to the Plan shall occur prior to the date that shareholder approval is obtained.

b. The Plan shall continue from the Effective Date until the earlier to occur of (i) the termination of the Plan by the Board pursuant to Section 21, (ii) the issuance of all Shares reserved for issuance under the Plan, or (iii) ten (10) years from the date the Plan was originally adopted by the Board.

21. Amendment, Suspension and Termination of Plan. The Administrator may at any time amend, suspend or terminate the Plan. Except as provided in Section 19 hereof, no such suspension or termination may adversely affect options previously granted to a participant without such participant’s consent and no amendment may make any change to any option previously granted that would adversely affect the rights of any participant without the consent of such participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, unless the Administrator shall determine otherwise, any assets remaining in the participants’ accounts under the Plan shall be delivered to the respective participant (or the participant’s legal representative) as soon as practicable.

22. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Regulations and Other Approvals; Governing Law.

a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

b. The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

c. To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Administrator shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

24. Withholding of Taxes. If the participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such participant pursuant to such participant’s exercise of an option, and such disposition occurs within the later of the two-year period commencing on the day after the Offering Date or the one-year period commencing on the day after the Exercise Date, such participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state, local or other income taxes and other amounts which the Company informs the participant the Company is required to withhold.

25. Equal Rights and Privileges. All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Administrator, be reformed to comply with the requirements of Section 423. This Section 25 shall take precedence over all other provisions in the Plan.